As filed with the Securities and Exchange Commission on April 30, 2007

Registration No. 333-135795

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cowen Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	84-1702964
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas New York, New York	10020
(Address of Principal Executive Offices)	(Zip Code)

COWEN GROUP, INC. 2006 EQUITY AND INCENTIVE PLAN
(Full Title of the Plan)

J. Kevin McCarthy
Cowen Group, Inc.
1221 Avenue of the Americas
New York, New York 10020
 (Name and Address of Agent For Service)

Telephone:  (646) 562-1000
 (Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Meredith B. Cross
Wilmer Cutler Pickering Hale and Dorr LLP
1875 Pennsylvania Avenue, N.W.
Washington, D.C. 20006

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 is being filed solely to include the consent of Ernst & Young LLP to the incorporation by reference of its report on the consolidated financial statements of Cowen Group, Inc. (the “Company”) for the fiscal year ended December 31, 2006 that were included in the Form 10-K filed by the Company on March 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of New York, State of New York, on April 30, 2007.

COWEN GROUP, INC.

By:	/s/ Christopher A. White
	Name:	Christopher A. White
	Title:	Vice President

Power of attorney

Each person whose signature appears below hereby constitutes and appoints Kim S. Fennebresque and Thomas Conner and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) to this registration statement and (2) registration statements, and any and all amendments thereto (including post-effective amendments), for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kim S. Fennebresque	Chairman, Chief Executive Officer and President (principal executive officer)	April 30, 2007
Kim S. Fennebresque

/s/ Thomas K. Conner	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	April 30, 2007
Thomas K. Conner

Director
Steven Kotler

/s/ Jeffrey Kurzweil	Director	April 30, 2007
Jeffrey Kurzweil

/s/ Philip B. Pool, Jr.	Director	April 30, 2007
Philip B. Pool, Jr.

/s/ L. Thomas Richards	Director	April 30, 2007
L. Thomas Richards

/s/ John E. Toffolon, Jr.	Director	April 30, 2007
John E. Toffolon, Jr.

/s/ Charles W.B. Wardell, III.	Director	April 30, 2007
Charles W.B. Wardell, III.

EXHIBIT INDEX

Exhibit Numbers	Description

23.1	Consent of Ernst & Young LLP